CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Auditors and Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 50 to File No. 333-59762; Amendment No. 53 to File No. 811-03493) of our report dated February 8, 2008 on the financial statements and financial highlights of AFL-CIO Housing Investment Trust included in the 2007 Annual Report.

/s/ Ernst & Young LLP

McLean, Virginia

April 25, 2008